                                                                                                                     EXHIBIT 12.1

                                                        SUNAMERICA INC.
                                       COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (EXCLUDING INTEREST INCURRED ON FIXED ANNUITIES, GUARANTEED INVESTMENT
                                                CONTRACTS AND TRUST DEPOSITS)


                                                      Years ended September 30,                         Nine mos.      Nine mos.
                                   ----------------------------------------------------------------      ended           ended
                                      1991         1992          1993          1994           1995    June 30 1995   June 30, 1996
                                   --------      --------      --------      --------      --------   ------------   -------------
                                                                       (In thousands, except ratios)
Earnings:
Pretax income..................     $73,381      $111,091      $184,011      $240,001      $279,606      $199,653        $289,484
                                   --------      --------      --------      --------      --------      --------        --------
Add:
 Interest incurred on:
  Senior indebtedness.......         33,072        33,224        36,246        50,292        55,985        41,031          53,112
  Subordinated notes........         10,473         3,941           --            --             --            --              --
                                   --------      --------      --------      --------      --------      --------        --------
  Total interest incurred...         43,545        37,165        36,246        50,292        55,985        41,031          53,112
                                   --------      --------      --------      --------      --------      --------        --------
 Dividends paid on
  preferred securities of
  grantor trusts............             --            --            --           --          1,673          364           15,064
                                   --------      --------      --------      --------      --------      --------        --------
Total earnings..............       $116,926      $148,256      $220,257      $290,293      $337,264      $241,048        $357,660
                                   ========      ========      ========      ========      ========      ========        ========
Fixed charges:
Interest incurred on:
 Senior indebtedness........        $33,072       $33,224       $36,246       $50,292       $55,985       $41,031         $53,112
 Subordinated notes.........         10,473         3,941            --            --            --            --              --
                                   --------      --------      --------      --------      --------      --------        --------
 Total interest incurred....         43,545        37,165        36,246        50,292        55,985        41,031          53,112
Dividends paid on
 preferred securities of
 grantor trusts.............             --            --            --            --         1,673           364          15,064
                                   --------      --------      --------      --------      --------      --------        --------
Total fixed charges.........       $ 43,545      $ 37,165      $ 36,246      $ 50,292      $ 57,658      $ 41,395        $ 68,176
                                   ========      ========      ========      ========      ========      ========        ========
Ratio of earnings to
 fixed charges (excluding
 interest incurred on fixed
 annuities, guaranteed
 investment contracts and
 trust deposits)............            2.7x          4.0x          6.1x          5.8x          5.8x          5.8x            5.2x
                                   ========      ========      ========      ========      ========      ========        ========


                                                        SUNAMERICA INC.
                                       COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (INCLUDING INTEREST INCURRED ON FIXED ANNUITIES, GUARANTEED INVESTMENT
                                                CONTRACTS AND TRUST DEPOSITS)


                                                      Years ended September 30,                         Nine mos.      Nine mos.
                                   ----------------------------------------------------------------      ended           ended
                                      1991         1992          1993          1994           1995    June 30 1995   June 30, 1996
                                   --------      --------      --------      --------      --------   ------------   -------------
                                                                       (In thousands, except ratios)
Earnings:
Pretax income...............       $ 73,381      $111,091      $184,011      $240,001      $279,606       $199,653       $289,484
                                   --------      --------      --------      --------      --------      --------        --------
Add:
  Interest incurred on:
   Fixed annuity contracts..        411,084       362,094       308,910       254,464       258,730        190,284        284,576
   Guaranteed investment
     contracts..............        124,381       140,114       136,984       150,424       213,340        151,776        185,782
   Trust deposits...........             --         4,256         8,438         8,516        10,519          7,901          7,585
   Senior indebtedness......         33,072        33,224        36,246        50,292        55,985         41,031         53,112
   Subordinated notes.......         10,473         3,941            --            --           --              --             --
                                   --------      --------      --------      --------      --------      --------        --------
   Total interest incurred..        579,010       543,629       490,578       463,696       538,574       390,992         531,055
                                   --------      --------      --------      --------      --------      --------        --------

  Dividends paid on
   preferred securities of
   grantor trusts...........             --            --            --            --         1,673           364          15,064
                                   --------      --------      --------      --------      --------      --------        --------
Total Earnings..............       $652,391      $654,720      $674,589      $703,697      $819,853      $591,009        $835,603
                                   ========      ========      ========      ========      ========      ========       =========
Fixed charges:
Interest incurred on:
  Fixed annuity contracts...       $411,084      $362,094      $308,910      $254,464      $258,730      $190,284        $284,576
  Guaranteed investment
   contracts................        124,381       140,114       136,984       150,424       213,340       151,776         185,782
  Trust deposits............             --         4,256         8,438         8,516        10,519         7,901           7,585
  Senior indebtedness.......          33,072       33,224        36,246        50,292        55,985        41,031          53,112
  Subordinated notes........          10,473        3,941            --            --            --            --              --
                                    --------     --------      --------      --------      --------      --------        --------
  Total interest incurred            579,010      543,629       490,578       463,696       538,574       390,992         531,055
Dividends paid on preferred
  securities of grantor
  trusts....................              --           --            --            --         1,673           364          15,064
                                    --------     --------      --------      --------      --------      --------        --------
Total fixed charges.........        $579,010     $543,629      $490,578      $463,696      $540,247      $391,356        $546,119
                                    ========     ========      ========      ========      ========      ========        ========
Ratio of earnings to fixed
 charges (including interest
 incurred on fixed
 annuities, guaranteed
 investment contracts and
 trust deposits)............             1.1x         1.2x          1.4x          1.5x          1.5x          1.5x            1.5x
                                    ========     ========      ========      ========      ========      ========        ========